Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-203384, 333-226490 and 333-259666) and in Registration Statements on Form F-3 (No. 333-262401), of our report dated March 31, 2023, relating to the consolidated financial statements of Check-Cap Ltd. (the “Company”) appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

May 15, 2024